Exhibit No. 23.2

CONSENT OF PRIOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-60935) and Form S-8 (Nos. 333-43363, 333-77109 and 333-130868) of The Peoples BancTrust Company, Inc. of our report dated February 27, 2004 relating to the 2003 financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

March 28, 2006